EXHIBIT 21.1

LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2005

SUBSIDIARIES
INTERNATIONAL SUBSIDIARIES

Name	Jurisdiction of Incorporation
1. Audible Limited	United Kingdom